Exhibit 23.1

KPMG LLP	Telephone	(416)228-7000
Yonge Corporate Centre	Fax	(416)228-7123
4100 Yonge Street Suite 200	Internet	www.kpmg.ca
Toronto ON M2P 2H3
Canada

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our report to the Shareholder and Member of Scepter Corporation Group (the “Group”) dated September 15, 2014 on the combined financial statements of the Group, which comprise the combined balance sheets of the Group as of December 31, 2012 and December 31, 2013, and the related combined statements of income, comprehensive income, changes in Group equity and cash flows for the years then ended, and the related notes to the combined financial statements, in Amendment No. 1 to Form 8-K/A of Myers Industries Inc.dated September 16, 2014.

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

September 15, 2014

KPMG LLIP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.